UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

ZHONGCHAI MACHINERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31091	47-0925451
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5-1-1206 Hefeng Jiangan, Nianqing Rd. Meilan District, Haikou, Hainan Province, China 570203

(Address of Principal Executive Office) (Zip Code)

86-898-66186181

(Registrant’s telephone number, including area code)

3445 Lawrence Ave., Oceanside, NY 11572

(registrant’s previous address)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of December 16, 2018, David Lazar (the “Seller”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Seller agreed to sell to Xingtao Zhou and Yaqin Fu (together, the “Purchaser”), the 3,096,200 common shares and the 10,000,000 preferred shares of the Company (together, the “Shares”) owned by the Seller, in the amounts between Mr. Zhou and Ms. Fu set forth further herein, for a total purchase price of $375,000. As a result of the sale there was a change of control of the Company, effective December 28, 2018. There is no family relationship or other relationship between the Seller and the Purchaser.

In connection with the sale under the Stock Purchase Agreement, the Seller, who was also the Company’s sole officer and director, resigned as the sole officer and director of the Company and appointed Xingtao Zhou and Liang Tan (the “Designees”) as the initial directors of the Company. As a result the Designees now constitute the entire Board of Directors of the Company.

As of the date of this Form 8-K, the authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $.001 per share, of which 3,319,245 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.001 par value, all 10,000,000 of which shares are issued and outstanding, and are owned by Mr. Xingtao Zhou. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders; and each share of Preferred Stock has one vote with respect to all matters to be acted on by the shareholders.

NEW DIRECTORS AND EXECUTIVE OFFICER

Set forth below are the new directors and executive officers of the Company, as of December 28, 2018:

Name and Address	Office(s) Held	Age

Xingtao Zhou	Director, CEO, CFO	39
5-1-1206 Hefeng Jiangan, Nianqing Rd. Meilan District, Haikou, Hainan Province, China

Liang Tan	Director	54
No. 88, Lane 7171, Shenjiang Rd Pudong New District, Shanghai, China

Xingtao Zhou has served as the chairman and founder of Hainan Cang Bao Tian Xia Artwork Co. Ltd. since 2017 and Cang Bao Ge (Hong Kong) Arts Co., Ltd since 2012. From 2009 to 2012, Mr. Zhou served as the president of Yi Hua Cultural Diffusion Co., Ltd. Mr. Zhou served as the curator of the Yin Yuan Min Su Museum from 2003 to 2009 and as the vice curator from 1999 to 2003. Mr. Zhou received a bachelor’s degree in International Business from Southwestern University of Finance and Economics.

Liang Tan has served as the general manager of Shanghai Qingsheng Investment Co., Ltd. since 2017. Mr. Tan served as the deputy general manager of Shanghai Daren Asset Management Co., Ltd. from 2013 to 2016.

There is no relationship between the Designees.  The Designees have no material plan, contract or arrangement (written or not written) to which a proposed new director or officer is a party, or in which either participates, that is entered into, or a material amendment, in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Company’s knowledge, during the past ten (10) years, neither of the Designees has been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock and (ii) by the directors and executive officers of the Company, as a result of the change of control.

	Name and Address	Amount and Nature of
Title of Class	of Beneficial Owner	Beneficial Ownership	Percent of Class

Preferred Stock, Par value $.001	Xingtao Zhou	10,000,000	100%
Common Stock, $.001 p.v.	5-1-1206 Hefeng Jiangan Nianqing Rd. Meilan District Haikou, Hainan Province, China	2,432,351	73.3%

Common Stock, $.001 p.v.	Yaqin Fu(1)	663,849	20.0%
	No. 88, Lane 7171, Shenjiang Rd Pudong New District, Shanghai, China

(1)

Liang Tan, one of the Designees, and Yaqin Fu are husband and wife, respectively.  Accordingly, Mr. Tan may be deemed the beneficial owner of the shares owned by Ms. Fu.

All references to the terms of the Stock Purchase Agreement are qualified in their entirety by reference to the Stock Purchase Agreement itself, which is an Exhibit to this Form 8-K.

ITEM 5.01 CHANGE OF CONTROL.

The information set forth in Item 1.01 hereinabove is incorporated by reference. As a result of completing the transaction contemplated by the Stock Purchase Agreement described in Item 1.01 of this Form 8-K, there was a change of control of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Stock Purchase Agreement between Seller and Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZHONGCHAI MACHINERY, INC.

Dated: December 28, 2018	/s/ Xingtao Zhou
Xingtao Zhou, CEO